Exhibit 99.1

BATH & BODY WORKS REPORTS RECORD FOURTH QUARTER AND
FULL-YEAR 2021 SALES AND EARNINGS RESULTS

Columbus, Ohio (Feb. 23, 2022) — Bath & Body Works, Inc. (formerly known as L Brands, Inc.) (NYSE: BBWI) today reported fourth quarter and full-year 2021 results.

Andrew Meslow, CEO of Bath & Body Works, commented, “This past year was historic for Bath & Body Works, as we made incredible progress building on our already strong foundation, ensuring our business will remain healthy and relevant well into the future. We are very pleased to have delivered record sales and earnings results for both the fourth quarter and full-year 2021, particularly given the continued dynamic operating environment. Our confidence in the business and our positive momentum is reflected in the Board’s recent authorization of a new $1.5 billion share repurchase program and 33 percent increase to our annual dividend.”

Meslow continued, “Looking forward, we remain focused on leveraging our strong brand position and our vertically integrated supply chain, continuing to execute with excellence, investing in capabilities and maximizing shareholder value. We have confidence in our opportunities for long-term growth as we continue to focus on maintaining close connections to our customers and delivering compelling products and experiences at a great value.”

Fourth Quarter 2021 Results

The company reported net sales of $3.027 billion for the fourth quarter ended Jan. 29, 2022, an increase of 11 percent compared to net sales of $2.718 billion for the fourth quarter ended Jan. 30, 2021.

The company reported earnings per share from continuing operations of $2.27 for the fourth quarter ended Jan. 29, 2022, compared to $1.96 for the quarter ended Jan. 30, 2021. Fourth quarter operating income from continuing operations was $879.2 million compared to $869.2 million last year, and net income from continuing operations was $592.6 million compared to $556.9 million last year.

Reported 2021 results from continuing operations above include a pre-tax charge of approximately $9.4 million ($0.03 per share) related to the write-off of inventory that was destroyed by a tornado at a vendor’s factory.

On an adjusted basis, which excludes the above charge in 2021, fourth quarter 2021 earnings per share from continuing operations increased 17 percent to $2.30 compared to $1.96 last year, operating income from continuing operations was $888.6 million compared to $869.2 million last year, and net income from continuing operations was $599.7 million compared to $556.9 million last year.

Full-Year Results

Net sales from continuing operations increased 22% to $7.882 billion for the year ended Jan. 29, 2022, compared to $6.434 billion for the year ended Jan. 30, 2021.

The company reported earnings per share from continuing operations of $3.94 for the year ended Jan. 29, 2022, compared to $3.07 for the year ended Jan. 30, 2021. Full-year operating income from continuing operations was $2.009 billion compared to $1.604 billion last year, and net income from continuing operations was $1.075 billion compared to $864.7 million last year.

Excluding significant items, adjusted full-year earnings per share from continuing operations increased 45 percent to $4.51 compared to $3.12 last year; adjusted operating income from continuing operations was $2.019 billion compared to $1.634 billion last year; and adjusted net income from continuing operations was $1.230 billion compared to $878.2 million last year.

At the conclusion of this press release is a reconciliation of reported-to-adjusted results, including a description of the significant items.

2022 Outlook

The company is forecasting first quarter earnings per share from continuing operations between $0.47 and $0.55, compared to $0.60 adjusted earnings per share from continuing operations in the prior year. For the full fiscal year 2022, the company is forecasting earnings per share from continuing operations between $4.30 and $4.70, compared to $4.51 adjusted earnings per share from continuing operations in 2021.

Earnings Call and Additional Information

Additional fourth quarter financial information, including management commentary, is currently available at www.BBWInc.com. Bath & Body Works, Inc. will conduct its fourth quarter earnings call at 9:00 a.m. Eastern on Feb. 24. To listen, call 1.888.946.7609 (international dial-in number: 1.517.308.9411); conference ID 6362067.  For an audio replay, call 1.800.860.4697 (international replay number: 1.203.369.3366); conference ID 6362067 or log onto www.BBWInc.com.

ABOUT BATH & BODY WORKS:

Bath & Body Works is one of the world’s leading specialty retailers and home to America’s Favorite Fragrances® offering a breadth of exclusive fragrances for the body and home, including the #1 selling collections for fine fragrance mist, body lotion and body cream, 3-wick candles, home fragrance diffusers and liquid hand soap. For more than 30 years, customers have looked to Bath & Body Works for quality, on-trend products and the newest, freshest fragrances. Today, these fragrant products can be purchased at more than 1,750 company-operated Bath & Body Works locations in the U.S. and Canada, and more than 300 international franchised locations, as well as on bathandbodyworks.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our company or our management:

•	the spin-off of Victoria’s Secret may not be tax-free for U.S. federal income tax purposes;

•	a loss of synergies from separating the businesses that could negatively impact the balance sheet, profit margins or earnings of the company or that the company does not realize all of the expected benefits of the spin-off;

•	general economic conditions, inflation, consumer confidence, consumer spending patterns and market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the coronavirus (COVID-19) global pandemic has had and is expected to continue to have an adverse effect on our business and results of operations;

•	the seasonality of our business;

•	divestitures or other dispositions and related operations and contingent liabilities from businesses that we have divested;

•	difficulties arising from turnover in company leadership or other key positions;

•	our ability to attract, develop and retain qualified associates and manage labor-related costs;

•	the dependence on mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully operate and expand internationally and related risks;

•	our independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our ability to protect our reputation and our brand images;

•	our ability to attract customers with marketing, advertising and promotional programs;

•	our ability to maintain, enforce and protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry and the segments in which we operate;

•	consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

◦	political instability, environmental hazards or natural disasters;

◦	significant health hazards or pandemics, which could result in closed factories and/or stores, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in impacted areas;

◦	duties, taxes and other charges;

◦	legal and regulatory matters;

◦	volatility in currency exchange rates;

◦	local business practices and political issues;

◦	delays or disruptions in shipping and transportation and related pricing impacts;

◦	disruption due to labor disputes; and

◦	changing expectations regarding product safety due to new legislation;

•	our geographic concentration of vendor and distribution facilities in central Ohio;

•	fluctuations in foreign currency exchange rates;

•	the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

•	fluctuations in product input costs, including those caused by inflation;

•	our ability to adequately protect our assets from loss and theft;

•	fluctuations in energy costs, including those caused by inflation;

•	increases in the costs of mailing, paper, printing or other order fulfillment logistics;

•	claims arising from our self-insurance;

•	our and our third-party service providers' ability to implement and maintain information technology systems and to protect associated data;

•	our ability to maintain the security of customer, associate, third-party and company information;

•	stock price volatility;

•	our ability to pay dividends and related effects;

•	the anticipated timing of our share repurchases under existing share repurchase authorizations and the anticipated impact thereof on our financial performance and liquidity;

•	shareholder activism matters;

•	our ability to maintain our credit ratings;

•	our ability to service or refinance our debt and maintain compliance with our restrictive covenants;

•	our ability to comply with laws, regulations and technology platform rules or other obligations related to data privacy and security;

•	our ability to comply with regulatory requirements;

•	legal and compliance matters; and

•	tax, trade and other regulatory matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2020 Annual Report on Form 10-K, as updated by the risk factors disclosed in Part II, “Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended October 30, 2021 as filed with the Securities and Exchange Commission, and our subsequent filings.

For further information, please contact:

Bath & Body Works, Inc.:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
Investorrelations@bbw.com	Communications@bbw.com

BATH & BODY WORKS, INC.

FOURTH QUARTER 2021

Total Sales from Continuing Operations (Millions):

	Fourth Quarter 2021	Fourth Quarter 2020	% Inc/ (Dec)	Fourth Quarter 2021	Fourth Quarter 2019	% Inc/ (Dec)
Stores – U.S. and Canada	$2,190.6	$1,903.3	15.1%	$2,190.6	$1,744.0	25.6%
Direct – U.S. and Canada	763.9	749.5	1.9%	763.9	430.7	77.4%
International[1]	72.9	65.4	11.5%	72.9	56.2	29.7%
Total Bath & Body Works	$3,027.4	$2,718.2	11.4%	$3,027.4	$2,230.9	35.7%

1 – Results include royalties associated with franchised stores and wholesale sales.

	Full Year 2021	Full Year 2020	% Inc/ (Dec)	Full Year 2021	Full Year 2019	% Inc/ (Dec)
Stores – U.S. and Canada	$5,708.5	$4,206.9	35.7%	$5,708.5	$4,212.4	35.5%
Direct – U.S. and Canada	1,889.6	2,003.5	(5.7)%	1,889.6	958.1	97.2%
International[1]	283.4	223.7	26.7%	283.4	185.2	53.0%
Other	-	-	-	-	49.7	-
Total Bath & Body Works	$7,881.5	$6,434.1	22.5%	$7,881.5	$5,405.4	45.8%

1 – Results include royalties associated with franchised stores and wholesale sales.

Total Company-Operated Stores:

	Stores 1/30/21	Opened	Closed	Stores 1/29/22
United States	1,633	53	(35)	1,651
Canada	103	1	-	104
Total Bath & Body Works	1,736	54	(35)	1,755

Total Partner-Operated Stores:

	Stores 1/30/21	Opened	Closed	Stores 1/29/22
International	270	55	(8)	317
International – Travel Retail	18	3	-	21
Total International	288	58	(8)	338

BATH & BODY WORKS, INC.
CONSOLIDATED STATEMENTS OF INCOME
THIRTEEN WEEKS ENDED JANUARY 29, 2022 AND JANUARY 30, 2021

(Unaudited)
(In thousands except per share amounts)

	2021	2020
Net Sales	$3,027,403	$2,718,192
Costs of Goods Sold, Buying and Occupancy	(1,580,975)	(1,311,855)
Gross Profit	1,446,428	1,406,337
General, Administrative and Store Operating Expenses	(567,220)	(537,109)
Operating Income	879,208	869,228
Interest Expense	(86,887)	(115,642)
Other Loss	(1,547)	(2,366)

Income from Continuing Operations before Income Taxes	790,774	751,220
Provision for Income Taxes	198,214	194,321
Net Income from Continuing Operations	592,560	556,899
Income from Discontinued Operations, Net of Tax	2,306	303,432

Net Income	$594,866	$860,331

Net Income Per Diluted Share
Continuing Operations	$2.27	$1.96
Discontinued Operations	$0.01	$1.07
Total Net Income Per Diluted Share	$2.28	$3.03

Weighted Average Shares Outstanding	260,611	283,802

BATH & BODY WORKS, INC.
 CONSOLIDATED STATEMENTS OF INCOME (LOSS)
 FIFTY-TWO WEEKS ENDED JANUARY 29, 2022 AND JANUARY 30, 2021
 (Unaudited)
(In thousands except per share amounts)

	2021	2020
Net Sales	$7,881,513	$6,434,102
Costs of Goods Sold, Buying and Occupancy	(4,026,161)	(3,338,346)
Gross Profit	3,855,352	3,095,756
General, Administrative and Store Operating Expenses	(1,846,229)	(1,491,563)
Operating Income	2,009,123	1,604,193
Interest Expense	(388,033)	(432,457)
Other Loss	(197,737)	(50,228)

Income from Continuing Operations before Income Taxes	1,423,353	1,121,508
Provision for Income Taxes	348,124	256,848
Net Income from Continuing Operations	1,075,229	864,660
Income (Loss) from Discontinued Operations, Net of Tax	258,251	(20,210)

Net Income	$1,333,480	$844,450

Net Income (Loss) Per Diluted Share
Continuing Operations	$3.94	$3.07
Discontinued Operations	$0.95	$(0.07)
Total Net Income Per Diluted Share	$4.88	$3.00

Weighted Average Shares Outstanding	273,017	281,471

BATH & BODY WORKS, INC.
 ADJUSTED FINANCIAL INFORMATION FROM CONTINUING OPERATIONS
(Unaudited)

(In thousands except per share amounts)

	Fourth Quarter		Full Year
	2021	2020	2021	2020
Reconciliation of Reported Operating Income to Adjusted Operating Income
Reported Operating Income	$879,208	$869,228	$2,009,123	$1,604,193
Write-off of Inventory due to Tornado	9,421	-	9,421	-
Restructuring Charges	-	-	-	29,572
Adjusted Operating Income	$888,629	$869,228	$2,018,544	$1,633,765

Reconciliation of Reported Net Income from Continuing Operations to Adjusted Net Income from Continuing Operations
Reported Net Income from Continuing Operations	$592,560	$556,899	$1,075,229	$864,660
Write-off of Inventory due to Tornado	9,421	-	9,421	-
Restructuring Charges	-	-	-	29,572
Loss on Extinguishment of Debt	-	-	194,610	52,668
Tax Benefit from the Resolution of Certain Tax Matters	-	-	-	(50,360)
Tax Benefit of Special Items included in Operating Income and Other Loss	(2,297)	-	(49,051)	(18,353)
Adjusted Net Income from Continuing Operations	$599,684	$556,899	$1,230,209	$878,187

Reconciliation of Reported Earnings from Continuing Operations Per Diluted Share to Adjusted Earnings from Continuing Operations Per Diluted Share
Reported Earnings from Continuing Operations Per Diluted Share	$2.27	$1.96	$3.94	$3.07
Write-off of Inventory due to Tornado	0.03	-	0.03	-
Restructuring Charges	-	-	-	0.08
Loss on Extinguishment of Debt	-	-	0.54	0.14
Tax Benefit from the Resolution of Certain Tax Matters	-	-	-	(0.18)
Adjusted Earnings from Continuing Operations Per Diluted Share	$2.30	$1.96	$4.51	$3.12

See Notes to Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures.

BATH & BODY WORKS, INC.

NOTES TO RECONCILIATION OF GAAP FINANCIAL MEASURES

TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

The “Adjusted Financial Information from Continuing Operations” provided in the attached reflects the following non-GAAP financial measures:

Fiscal 2021

In the fourth quarter of 2021, adjusted results exclude the following:

•	A $9.4 million pre-tax loss ($7.1 million net of tax of $2.3 million), primarily included in cost of goods sold, buying and occupancy, related to the write-off of inventory that was destroyed by a tornado at a vendor’s facility.

In the third quarter of 2021, adjusted results exclude the following:

•	An $89.1 million pre-tax loss ($67.7 million net of tax of $21.4 million), included in other income (loss), associated with the early extinguishment of outstanding notes.

In the second quarter of 2021, there were no adjustments to results.

In the first quarter of 2021, adjusted results exclude the following:

•	A $105.5 million pre-tax loss ($80.1 million net of tax of $25.4 million), included in other income (loss), associated with the early extinguishment of outstanding notes.

Fiscal 2020

In the fourth quarter of 2020, there were no adjustments to results.

In the third quarter of 2020, adjusted results exclude the following:

•	A $52.7 million pre-tax loss ($40.0 million net of tax of $12.7 million), included in other income (loss), associated with the early extinguishment of outstanding notes.

In the second quarter of 2020, adjusted results exclude the following:

•	A $29.6 million charge ($23.9 million net of tax of $5.7 million), included in general, administrative and store operating expenses, related to previously announced restructuring actions.

In the first quarter of 2020, adjusted results exclude the following:

•	A $50.4 million tax benefit related to the resolution of certain tax matters.

The Adjusted Financial Information from Continuing Operations should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company’s definitions of adjusted income information may differ from similarly titled measures used by other companies. Management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. While it is not possible to predict future results, management believes the adjusted financial information is useful for the assessment of the ongoing operations of the Company because the adjusted items are not indicative of the Company’s ongoing operations due to their size and nature. Additionally, management uses adjusted financial information as key performance measures of results of operations for the purpose of evaluating performance internally. The Adjusted Financial Information from Continuing Operations should be read in conjunction with the Company’s historical financial statements and notes thereto contained in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K.